As filed with the Securities and Exchange Commission on October 31, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REPUBLIC SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	65-0716904
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

18500 North Allied Way

Phoenix, Arizona 85054

(480) 627-2700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Catharine D. Ellingsen, Esq.

Executive Vice President, Chief Legal Officer, Chief Ethics and Compliance

Officer and Corporate Secretary

18500 North Allied Way

Phoenix, Arizona 85054

(480) 627-2700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Kerry S. Burke

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001-4956

(202) 662-6000

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants
Stock Purchase Contracts
Stock Purchase Units
Subscription Rights

(1)

An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Republic Services, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Subscription Rights

We may use this prospectus from time to time to offer debt securities, shares of our common stock, shares of our preferred stock, warrants to purchase our debt securities, common stock or preferred stock, stock purchase contracts, stock purchase units and subscription rights. We refer to our debt securities, common stock, preferred stock, warrants, stock purchase contracts, stock purchase units and subscription rights collectively as the “securities.” Any or all of the securities may be offered and sold separately or together. The debt securities and preferred stock may be convertible into or exchangeable or exercisable for other securities. We will provide specific terms of these securities, and the manner in which these securities will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “RSG.”

Investing in securities involves risks. You should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” beginning on page 1 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2019.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of any security. Each time that securities are sold, a prospectus supplement containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The prospectus supplement and any other offering material may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with additional information described under the heading “Documents Incorporated by Reference into this Prospectus” on page 3 of this prospectus and under the heading “Where You Can Find More Information” on page 21 of this prospectus. We have not authorized anyone to provide you with different or additional information from that contained in this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities. We take no responsibility for, and can provide no assurance as to the reliability of, any information that other may give. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date other than the date on the front cover of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any prospectus supplement or in our affairs since the date of this prospectus or any prospectus supplement.

As used in this prospectus the terms the “Company,” “Republic,” “we,” “us,” and “our” may, depending upon the context, refer to Republic Services, Inc., our consolidated subsidiaries, or to all of them taken as a whole.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments to such reports, incorporated by reference in the registration statement of which this prospectus is a part, together with all other information contained and incorporated by reference in this prospectus and the applicable prospectus supplement. The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may occur. The occurrence of any of those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our securities could decline and you could lose all or part of your investment. For more information, see “Documents Incorporated by Reference into this Prospectus” on page 3 of this prospectus and “Where You Can Find More Information” on page 21 of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein contain certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include statements about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are:

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general economic and market conditions, including inflation and changes in fuel, interest rates, labor, risk, health insurance and other variable costs that generally are not within our control, and our exposure to credit and counterparty risk;

•	fluctuations in prices for recycled commodities that we sell to customers;

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whether our estimates and assumptions concerning our selected balance sheet accounts, income tax accounts, final capping, closure, post-closure and remediation costs, available airspace, projected costs and expenses related to our landfills and property and equipment, fair values of acquired assets and liabilities assumed in our acquisitions, and labor, fuel rates and economic and inflationary trends, turn out to be correct or appropriate;

•	competition and demand for services in the solid waste and recycling industry;

•	price increases to our customers, which may not be adequate to offset the impact of increased costs, including labor, third-party disposal and fuel, and may cause us to lose volume;

•	our ability to manage growth and execute our growth strategy;

•

our compliance with, and future changes in, environmental and flow control regulations and our ability to obtain approvals from regulatory agencies in connection with operating and expanding our landfills;

•

the impact on us of our substantial indebtedness, including on our ability to obtain financing on acceptable terms to finance our operations and growth strategy and to operate within the limitations imposed by financing arrangements;

•	our ability to retain our investment grade ratings for our debt;

•	our dependence on key personnel;

•	our dependence on large, long-term collection, transfer and disposal contracts;

•	the capital intensive nature of our business, which may consume cash in excess of cash flow from operations;

•	exposure to environmental liabilities or remediation requirements, to the extent not adequately covered by insurance, which could result in substantial expenses;

•	risks associated with undisclosed liabilities of acquired businesses;

•	risks associated with pending and future legal proceedings, including litigation, audits or investigations brought by or before any governmental body;

•

severe weather conditions, including those brought about by climate change, which could impair our financial results by causing increased costs, loss of revenue, reduced operational efficiency or disruptions to our operations;

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compliance with existing and future legal and regulatory requirements, including changes related to per- and polyfluoroalkyl substances (commonly referred to as PFAS) and other chemicals of emerging concern, and limitations or bans on disposal of certain types of wastes or on the transportation of waste, which could limit our ability to conduct or grow our business, increase our costs to operate or require additional capital expenditures;

•	safety and operational risks, including the risk of personal injury to our employees or third parties;

•

potential increases in our costs if we are required to provide additional funding to any multiemployer pension plan to which we contribute or if a withdrawal event (including our voluntary withdrawal, which we consider from time to time, or the mass withdrawal of all contributing employers from any underfunded multiemployer pension plan) occurs with respect to any such plan;

•	the negative impact on our operations of union organizing campaigns, work stoppages or labor shortages;

•	the negative effect that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills;

•	changes by the Financial Accounting Standards Board or other accounting regulatory bodies to generally accepted accounting principles or policies;

•	the impact of U.S. and international tax laws and regulations on our business;

•

risks related to interruptions and breaches of our information technology systems that could adversely affect, or temporarily disable, all or a portion of our operations or have a negative effect on our infrastructure;

•	a cyber-security incident that could negatively impact our business and our relationships with customers and employees; and

•

acts of war, riots or terrorism, including the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the United States.

The risks included here are not exhaustive. Refer to “Risk Factors” for further discussion regarding our exposure to risks. You should be aware that any forward-looking statement made by us in this prospectus, any prospectus supplement or the documents incorporated herein or therein by reference or elsewhere, speaks only as of the date on which we make it. Additionally, new risks emerge from time to time and it is not possible for us to predict all such risks, or to assess the impact such risks might have on our business or the extent to which any risk or combination of risks may cause actual results to differ materially from those contained in any forward-looking statement made in this prospectus, any prospectus supplement or the documents incorporated herein or therein by reference or elsewhere. You should not place undue reliance on any forward-looking statement. Except to the extent required by applicable law or regulation, we undertake no obligation to update or publish revised forward-looking statements to reflect events or circumstances after the date of this prospectus, any prospectus supplement or the documents incorporated by reference, as the case may be, or to reflect the occurrence of unanticipated events.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We file annual, quarterly and special reports and other information with the SEC. See “Where You Can Find More Information.” The following documents are incorporated into this prospectus by reference:

•	Republic’s Annual Report on Form 10-K for the year ended December 31, 2018;

•	Republic’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, respectively;

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Republic’s Current Reports on Form 8-K filed on May 1, 2019, May 17, 2019, July 25, 2019, August 1, 2019 and October 22, 2019 (other than the portions thereof furnished under Item 2.02 or 7.01 of Form 8-K);

•

Republic’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2019 (solely with respect to information contained in such proxy statement that is incorporated by reference into Part III of Republic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018);

•

The description of Republic’s common stock, $0.01 par value, contained in Republic’s Registration Statement on Form 8-A originally filed with the SEC on June 30, 1998, including all amendments or reports filed for the purpose of updating the description included therein; and

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All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the filing of the registration statement of which this prospectus is a part until the offering is terminated (other than Current Reports on Form 8-K or portions thereof furnished under Item 2.02 or 7.01 of Form 8-K and portions of other documents, which under applicable securities laws are deemed furnished and not filed with the SEC).

Our SEC filings are available to the public over the internet on the SEC’s website at http://www.sec.gov. We make available free of charge most of our SEC filings through our website (https://www.republicservices.com) as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus. You also may obtain a copy of these filings, excluding exhibits (unless such exhibits are specifically incorporated by reference in such filings), free of charge, by oral or written request directed to: Republic Services, Inc., 18500 North Allied Way, Phoenix, AZ 85054, Attention: Investor Relations, Phone: (480) 627-2700.

Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment or subsequent amendment to this prospectus or an applicable prospectus supplement, in any subsequent applicable prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

THE COMPANY

We are the second largest provider of non-hazardous solid waste collection, transfer, disposal, recycling, and environmental services in the United States, as measured by revenue. As of September 30, 2019, we operated facilities in 41 states and Puerto Rico through 342 collection operations, 211 transfer stations, 190 active landfills, 88 recycling processing centers, 8 treatment, recovery and disposal facilities, 15 salt water disposal wells and 2 deep injection wells. We are engaged in 75 landfill gas to energy and renewable energy projects and had post-closure responsibility for 129 closed landfills.

We were incorporated as a Delaware corporation in 1996. Our principal and administrative offices are located at 18500 North Allied Way, Phoenix, Arizona 85054. Our telephone number at that location is (480) 627-2700. Our website is located at http://www.republicservices.com. The information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, capital stock, warrants, stock purchase contracts, stock purchase units and subscription rights that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of any security. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities we may offer in the future, to which a future prospectus supplement may relate. When we offer debt securities, we will describe in the prospectus supplement that relates to that offering (1) the specific terms of the debt securities and (2) the extent to which the general terms described in this section apply to those debt securities.

The debt securities are to be issued by way of supplements to the indenture, dated as of November 25, 2009, between us and U.S. Bank National Association, as trustee, which is included as an exhibit to the registration statement to which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indenture. Whenever particular provisions or defined terms in the indenture are referred to in this prospectus, these provisions or defined terms are incorporated by reference in this prospectus. References, in this section only, to “we,” “our” and “us” refer to Republic Services, Inc., exclusive of our subsidiaries. Our discussion of indenture provisions is not complete. We urge you to read the indenture and any applicable supplemental indenture for a more complete understanding of the provisions we describe.

Debt securities offered by this prospectus will be our unsecured unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The debt securities will be senior to any of our subordinated indebtedness from time to time outstanding and will rank junior to our secured indebtedness from time to time outstanding to the extent of the value of the assets securing such indebtedness. The debt securities will also be effectively junior in right of payment to all existing and future liabilities, including trade payables, of our subsidiaries.

General

There is no requirement under the indenture that future issues of our debt securities be issued under that indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more series of debt securities, in connection with future issues of such other debt securities.

The indenture provides that the debt securities will be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. Without the consent of the holders of the debt securities, we may reopen a previous issue of debt securities under the indenture, unless the reopening is restricted when the series of debt securities is created. The prospectus supplement applicable to each series of debt securities will specify:

•	the indenture under which the debt securities are issued;

•	the designation and aggregate principal amount of such debt securities;

•	the percentage of their principal amount at which such debt securities will be issued;

•	the date or dates on which such debt securities will mature;

•	the interest rate or rates, or method of calculation of such rate or rates, on such debt securities, and the date from which such interest shall accrue;

•	the dates on which such interest will be payable or method by which such dates are to be determined;

•	the record dates for payments of interest;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, such debt securities may be repaid, in whole or in part, at our option;

•

the place or places, if any, in addition to or in the place of our office or the office of the trustee, where the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable and where notices to us shall be sent;

•	any redemption provisions; and

•	other specific terms applicable to such debt securities.

In addition to describing the specific terms of the applicable series of debt securities, the applicable prospectus supplement will contain a summary of material United States federal income tax consequences applicable to such series of debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in United States dollars in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Certain Covenants

Unless otherwise indicated in the applicable prospectus supplement, the following restrictions will apply to each series of debt securities:

Restrictions on Liens. We will not, and will not permit any Restricted Subsidiary to, Incur any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property of ours or a Restricted Subsidiary, whether such shares of stock, Indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of the indenture or thereafter acquired, without in any such case effectively providing that all the debt securities issued under the indenture will be directly secured equally and ratably with such Lien. These restrictions do not apply to:

(1) the Incurrence of any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the indenture (including acquisitions by way of merger or consolidation) by us or a Restricted Subsidiary contemporaneously with such acquisition, or within 120 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any Lien upon any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the indenture existing at the time of such acquisition, or the acquisition of any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property subject to any Lien without the assumption thereof, provided that every such Lien referred to in this clause (1) shall attach only to the shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon;

(2) any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property existing on the date the debt securities are initially issued;

(3) any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property in favor of Republic Services, Inc. or any Restricted Subsidiary;

(4) any Lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;

(5) any Lien on shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property Incurred in connection with the issuance of tax-exempt government obligations; or

(6) any renewal of or substitution for any Lien permitted by any of the preceding clauses (1) through (5), provided, in the case of a Lien permitted under clause (1), (2) or (4), the debt secured is not increased nor the Lien extended to any additional assets.

Notwithstanding the foregoing, we or any Restricted Subsidiary may create or assume Liens in addition to those permitted by clauses (1) through (6), and renew, extend or replace such Liens, provided that at the time of such creation, assumption, renewal, extension or replacement of such Lien, and after giving effect thereto, together with any sale and leaseback transactions entered into pursuant to the provisions of the indenture described below in the last paragraph under “— Certain Covenants — Limitation on Sale and Leaseback Transactions,” Exempted Debt does not exceed 20% of Consolidated Net Tangible Assets.

For the purposes of this “Restrictions on Liens” covenant and the “Limitation on Sale and Leaseback Transactions” covenant, the giving of a guarantee that is secured by a Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property, and the creation of a Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property to secure Indebtedness that existed prior to the creation of such Lien, shall be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such Lien.

Given the size of our operations, at any given time we expect to have very few or no Principal Properties and, accordingly, very few or no Restricted Subsidiaries.

Limitation on Sale and Leaseback Transactions. The indenture provides that we will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to us or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of two years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, we or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period:

(1) if we or such Restricted Subsidiary would be entitled, pursuant to the provisions of the indenture described above under “— Certain Covenants — Restrictions on Liens,” to create a mortgage on the property to be leased securing Funded Debt in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the outstanding debt securities issued under the indenture; or

(2) if we promptly inform the trustee of such transaction, the net proceeds of such transaction are at least equal to the fair market value (as determined by board resolution) of such property, and we cause an amount equal to the net proceeds of the sale to be applied to the retirement, within 180 days after receipt of such proceeds, of Funded Debt Incurred or assumed by us or a Restricted Subsidiary (including debt securities issued under the indenture); provided further that, in lieu of applying all or any part of such net proceeds to such retirement, we may, within 75 days after such sale or transfer, deliver or cause to be delivered to the trustee for cancellation either debentures or notes evidencing Funded Debt of ours (which may include debt securities issued under the indenture) or of a Restricted Subsidiary previously authenticated and delivered by the trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures. If we so deliver debentures or notes to the trustee and an officer’s certificate to the trustee for the debt securities, the amount of cash that we will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or if there are no such redemption prices, the principal amount of such debentures or notes, provided, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued; or

(3) if we, within 180 days after the sale or transfer, apply or cause a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair market value of the Principal Property (or portion thereof) so sold and leased back at the time of entering into such sale and leaseback transaction (in either case as determined by board resolution) to purchase other Principal Property having a fair market value at least equal to the fair market value of the Principal Property (or portion thereof) sold or transferred in such sale and leaseback transaction.

Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into sale and leaseback transactions in addition to those permitted in the foregoing paragraph and without any obligation to retire any outstanding notes or other Funded Debt, provided that at the time of entering into such sale and leaseback transactions and after giving effect thereto, together with any Liens created, assumed or otherwise incurred pursuant to the provisions of the indenture described above in the second paragraph under “— Certain Covenants — Restrictions on Liens,” Exempted Debt does not exceed 20% of Consolidated Net Tangible Assets.

Definitions. Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. These definitions may be changed as described in the relevant prospectus supplement.

“Attributable Debt” means, when used in connection with a sale and leaseback transaction, at any date of determination, the product of (1) the net proceeds from such sale and leaseback transaction multiplied by (2) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and leaseback transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) the equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Consolidated Net Tangible Assets” means, as of any date, the total amount of assets of Republic Services, Inc. and its Subsidiaries on a consolidated basis (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed or which are supported by other borrowings with a maturity of more than 12 months from the date of calculation), (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (3) appropriate adjustments on account of minority interests of other Persons holding stock of Republic Services, Inc.’s Subsidiaries, all as set forth on the most recent balance sheet of Republic Services, Inc. and its consolidated Subsidiaries (but, in any event, as of a date within 120 days of the date of determination), in each case excluding intercompany items and computed in accordance with generally accepted accounting principles.

“Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined with respect to any series of debt securities: (1) Indebtedness of Republic Services, Inc. and the Restricted Subsidiaries Incurred after the date of the supplemental indenture under which a series of debt securities is created and secured by Liens created, assumed or otherwise Incurred or permitted to exist pursuant to the provisions of the indenture described above under “— Certain Covenants — Restrictions on Liens” and (2) Attributable Debt of Republic Services, Inc. and the Restricted Subsidiaries in respect of all sale and leaseback transactions with regard to any Principal Property entered into pursuant to the provisions of the indenture described above under “— Certain Covenants — Limitation on Sale and Leaseback Transactions.”

“Funded Debt” means all Indebtedness for borrowed money, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

“Incur” means to issue, assume, guarantee, incur or otherwise become liable for. The terms “Incurred,” “Incurrence” and “Incurring” shall each have a correlative meaning.

“Indebtedness” means with respect to any Person at any date of determination (without duplication), indebtedness for borrowed money or indebtedness evidenced by bonds, notes, debentures or other similar instruments given to finance the acquisition of any businesses, properties or assets of any kind (including, without limitation, capital stock or other equity interests in any Person).

“Lien” with respect to any property or assets, means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing), but not including the interest of a lessor under a lease that is an operating lease under generally accepted accounting principles.

“Principal Property” means any land, land improvements or building, together with the land upon which it is erected and fixtures comprising a part thereof, in each case, owned or leased by us or any Restricted Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 2% of Consolidated Net Tangible Assets but not including such land, land improvements, buildings or portions thereof which is financed through the issuance of tax-exempt governmental obligations, or any such property that has been determined by a board resolution not to be of material importance to the respective businesses conducted by us or such Restricted Subsidiary effective as of the date such resolution is adopted by our board of directors.

“Restricted Subsidiary” means any Subsidiary of the Company which, at the time of determination, owns or is a lessee pursuant to a capital lease of any Principal Property.

“Subsidiary” of a Person means, with respect to any Person, any corporation, association, partnership or other business entity of which at least a majority of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

Consolidation, Merger or Sale of Substantially All Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with, or sell all or substantially all of our assets to, another corporation as long as the surviving corporation is organized under the laws of the United States or any state thereof or the District of Columbia and the consolidation, merger or sale does not create a default under the indenture. The resulting or acquiring corporation must assume all of our obligations under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants. Under these circumstances, if our properties or assets become subject to a Lien not permitted by the indenture, we will equally and ratably secure the debt securities issued under the indenture.

Filing of Financial Statements

The indenture requires us to file quarterly and annual financial statements with the SEC.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, an event of default under each indenture with respect to any series of debt securities includes the following:

•	failure to pay interest on the debt securities of that series for 30 days;

•	failure to pay principal on the debt securities of that series when due;

•

failure to perform any of the other covenants or agreements in the indenture relating to the debt securities of that series that continues for 60 days after notice to us by the trustee or holders of at least 25% in principal amount of the debt securities of that series then outstanding (for purposes of the financial statement reporting covenant, the 60-day grace period will be extended to 365 days);

•

failure to pay when due any Indebtedness of ours or any Restricted Subsidiary having an aggregate principal amount outstanding of at least $25.0 million that continues for 25 days after notice to us by the trustee or holders of at least 25% in principal amount of debt securities of that series then outstanding; or

•	certain events of bankruptcy, insolvency or reorganization relating to us or any Restricted Subsidiary.

Each indenture provides that the trustee will, with certain exceptions, notify the holders of debt securities of any series of any event that is, or after notice or passage of time or both would be, an event of default with respect to that series within 90 days after receiving notice of the occurrence of such event.

If an event of default (other than with respect to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in principal amount of the debt securities then outstanding of that series may declare the principal amount, premium, if any, and accrued interest thereon to be due and payable. In that case, subject to certain conditions, the holders of a majority in principal amount of the debt securities of that series then outstanding can rescind and annul such declaration and its consequences. If an event of default with respect to certain events of bankruptcy, insolvency or reorganization occurs and is continuing, then all of the debt securities will ipso facto become and be due and payable immediately in an amount equal to the principal amount of the debt securities, together with accrued and unpaid interest, if any, to the date the debt securities become due and payable, without any declaration or other act on the part of the trustee or any holder.

In the event of a declaration of acceleration because an event of default related to the failure to pay when due any Indebtedness having an aggregate principal amount outstanding of at least $25.0 million has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the default triggering such event of default shall be remedied or cured by us or the relevant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

We are required to file an annual officers’ certificate with each trustee concerning our compliance with the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is not obligated to exercise any of its rights or powers at the request or direction of any of the holders unless they have offered the trustee security or indemnity satisfactory to the trustee. If the holders provide security or indemnity satisfactory to the trustee, the holders of a majority in principal amount of the outstanding debt securities of the applicable series during an event of default may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any of the trustee’s trusts or powers with respect to the debt securities.

Prior to the acceleration of the maturity of the debt securities of any series, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may on behalf of the holders of all outstanding debt securities of that series waive any past default or event of default and its consequences, except a default or event of default (a) in the payment of the principal of, premium, if any, or interest on any debt security of that series (which may only be waived with the consent of each holder of debt securities affected) or (b) in respect of a covenant or a provision of the indenture which cannot be modified or amended without the consent of the holder of each debt security outstanding affected by such modification or amendment.

Modification and Amendment of the Indenture

We may enter into supplemental indentures to the indenture with the trustee without the consent of the holders of the debt securities to, among other things:

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the benefit of the holders of one or more series of the debt securities;

•	create a new series of debt securities under the indenture;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	add guarantees or security; and

•	make any change that does not adversely affect the rights of holders of the debt securities.

With the consent of the holders of a majority in principal amount of the debt securities of any series then outstanding and affected, we may execute supplemental indentures with the trustee to add provisions, to change or eliminate any provision of the indenture or any supplemental indenture, or to modify the rights of the holders of the debt securities so affected.

Without the consent of the holders of each outstanding debt security of all series affected, no supplemental indenture will, among other things:

•	reduce the percentage in principal amount of the debt securities of that series, the consent of the holders of which is required for any such supplemental indenture;

•

reduce the principal amount of the debt securities of that series or their interest rate or change the stated maturity of or extend the time for payment of interest on the debt securities of that series;

•	reduce the premium payable upon redemption of the debt securities of that series or change the time when the debt securities of that series may or shall be redeemed;

•	impair the right to institute suit for the enforcement of the debt securities of that series;

•	reduce the percentage in principal amount of the debt securities of that series required for waiver of compliance with certain provisions of the indenture or of certain defaults; or

•

modify any other provisions with respect to modification and waiver, except to increase the percentage required for any modification or waiver or to provide that other provisions of the indenture may not be modified or waived without the consent of the holders of each outstanding debt security.

Defeasance and Covenant Defeasance

The debt securities will be subject to defeasance and covenant defeasance as provided in the indenture or any applicable supplemental indenture.

Except as otherwise described in a prospectus supplement, at our option, we: (1) will be discharged from all obligations under the indenture in respect of the debt securities of a particular series (except for certain obligations to exchange or register the transfer of the debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies and hold monies for payment in trust); or (2) need not comply with certain restrictive covenants of the indenture (including the restrictions on Liens, the limitations on sale and lease back transactions and the requirement to provide periodic financial reporting) with respect to the debt securities of that series, in each case if we deposit with the trustee, in trust, money or U.S. government obligations (or a combination thereof) sufficient, in the opinion of a certified public accountant, to pay the principal of and any premium or interest on the debt securities of that series when due. To effect option (1) above, we must provide the trustee with an opinion of counsel stating that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such opinion of counsel shall confirm that, holders and beneficial owners of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. To effect option (2) above, we must provide the trustee with an opinion of counsel to the effect that the holders and beneficial owners of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we effect a covenant defeasance under (2) above with respect to the debt securities of a particular series and the debt securities of that series are declared due and payable because of the occurrence of any event of default other than a default of a covenant that was defeased, the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. We would remain liable, however, for such amounts.

Satisfaction and Discharge

An indenture will be discharged as to all outstanding debt securities of a particular series when:

•

either (1) all of the debt securities of such series authenticated and delivered (other than (i) lost, stolen or destroyed debt securities of such series that have been replaced or paid in accordance with the indenture or (ii) all debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or (2) all debt securities of such series not delivered to the trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year; and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust an amount in U.S. dollars sufficient to pay and discharge the entire indebtedness on the debt securities of such series not theretofore delivered to the trustee for cancellation;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of independent counsel each stating that (i) all conditions precedent relating to the satisfaction and discharge have been complied with, (ii) no default with respect to the debt securities of such series has occurred and is continuing and (iii) such deposit does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party.

Governing Law

The indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities initially will be represented by one or more global securities deposited with The Depository Trust Company (“DTC”) and registered in the name of DTC’s nominee. Except under the circumstances described below, we will not issue debt securities in definitive form.

Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the underwriters or other purchasers with the respective principal amounts of the debt securities represented by the global security. Ownership of beneficial interests in a global security is limited to persons that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership may be effected only through, records maintained by DTC or its nominee (for interests of persons who are participants) and records maintained by participants (for interests of persons who are not participants).

DTC or its nominee will be considered the sole owner or holder of the debt securities represented by a global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owners of record or holders of debt securities under the indenture.

We will make principal and interest payments on each series of debt securities registered in the name of DTC or its nominee to DTC or its nominee as the registered holder of the relevant global security. None of us, the trustee, any paying agent nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payment made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If DTC at any time is unwilling or unable to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the entire global security. In addition, we may at any time and in our sole discretion determine not to have any particular series of debt securities represented by a global security and, in such event, we will issue debt securities in definitive form in exchange for the entire global security with respect to such series. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in the owner’s name. Debt securities so issued in definitive form will be issued as registered debt securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless we specify otherwise.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

DESCRIPTION OF CAPITAL STOCK

General

Under our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), our authorized capital stock consists of 750 million shares of common stock, par value of $.01 per share, and 50 million shares of preferred stock, par value $.01 per share. As of October 23, 2019, there were 319,144,722 shares of our common stock outstanding (excluding 34,111,724 treasury shares) and no shares of preferred stock outstanding.

Common Stock

This section describes the general terms that apply to any common stock we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of our common stock in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to our Certificate and bylaws, in each case as amended, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the laws of Delaware, our state of incorporation.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “RSG.” The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock we may issue in the future.

Common Stock Outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Voting Rights. Each holder of a share of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders. Except for elections of directors, all matters properly presented to the stockholders are decided by a majority vote of the voting power of shares present in person or by proxy at a stockholders’ meeting and entitled to vote thereon. Uncontested elections of directors are decided by a majority of the votes cast with respect to that director’s election, and contested elections of directors are decided by a plurality of the votes cast present in person or represented by proxy.

Preemptive Rights. Holders of shares of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Dividend Rights. Subject to the preferential rights of any series of preferred stock outstanding from time to time, the holders of shares of our common stock are entitled to such cash dividends as may be declared from time to time by our board of directors from funds available for such purpose.

Liquidation Rights. Subject to the preferential rights of any series of preferred stock outstanding from time to time, upon our liquidation, dissolution or winding up, the holders of shares of our common stock are entitled to receive pro rata all of our assets available for distribution to such holders.

Preferred Stock

This section describes the general terms that apply to any series of preferred stock we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of any series of preferred stock in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to our Certificate and bylaws, in each case as amended, which are included as exhibits to the registration statement of which this prospectus forms a part, the certificate of designations governing the series of preferred stock, and the applicable provisions of the laws of Delaware, our state of incorporation.

Subject to limitations prescribed by Delaware law and our Certificate, our board of directors is authorized to issue, without action by the holders of our common stock, preferred stock in series and to establish from time to time the number of shares of preferred stock to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each series, and such other subjects or matters as may be fixed by resolution of our board of directors or one of its duly authorized committees. As of the date of this prospectus, we have not issued any shares of preferred stock.

The prospectus supplement relating to any series of preferred stock we may offer will describe the specific terms of the series of preferred stock it covers. These terms may include the following with respect to any series of preferred stock:

•	the title and stated value of the shares of preferred stock;

•	the number of shares of the series offered and the offering price of such shares;

•	the voting power, if any, of holders of shares and, if voting power is limited, the circumstances under which such holders may be entitled to vote;

•	the rate of dividends, if any, the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

•	whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares shall be redeemable;

•	the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

•	the rights, if any, of such series, in the event of our dissolution, liquidation or winding up of our affairs;

•	if applicable, the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculating them;

•	if applicable, the date from which dividends on shares shall cumulate;

•	the procedures for any auction and remarketing, if any, for shares;

•	any listing of the shares on any securities exchange;

•

the terms and conditions, if applicable, upon which shares will be convertible into shares of common stock or other securities, including the conversion price or manner of calculating the conversion price;

•	whether interests in shares will be represented by global securities;

•	the relative ranking and preferences of shares as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of shares; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

In addition to describing the specific terms of the applicable series of preferred stock, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to such series of preferred stock.

Any shares of preferred stock sold hereunder, or issued upon conversion, exercise or exchange of other securities sold hereunder, will be duly authorized, validly issued and, to the extent provided in the applicable certificate of designations, fully paid and nonassessable. This means that, to the extent provided in the applicable certificate of designations, you have paid the full purchase price for your shares and will not be assessed any additional amount for your shares.

Our board of directors will designate the transfer agent and registrar for each series of preferred stock and the exchange or market on which such series will be listed or eligible for trading, if any, at the time it authorized such series.

To the extent that applicable law or the applicable certificate of designations provides that holders of shares of a series of preferred stock are entitled to voting rights, each holder shall be entitled to vote ratably (relative to each other such holder) on all matters submitted to a vote of such holders. Each holder may exercise such vote either in person or by proxy.

Antitakeover Effects of Certain Provisions

Our Certificate and bylaws and Delaware statutory law contain certain provisions that could make the acquisition of our company by means of a tender offer, a proxy contest or otherwise more difficult. The description set forth below is intended as a summary only and is qualified in its entirety by reference to our Certificate and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Number of Directors, Removal; Filling Vacancies. Our bylaws provide that the business and affairs of our company will be managed by or under the direction of a board of directors, consisting of not more than 13 members, the exact number thereof to be determined from time to time by resolution of the board of directors. Our bylaws also provide that no director may be removed with or without cause before the expiration of his or her term of office except by vote of the stockholders at a meeting called for such a purpose. In addition, our bylaws provide that any vacancy on our board of directors that results from an increase in the number of directors or any vacancy created by death, removal or resignation may be filled either by the board of directors or by the stockholders.

Special Meeting. Our bylaws provide that special meetings of stockholders may be called by our board of directors or our president, unless otherwise prescribed by statute. The business permitted to be conducted at any special meeting of stockholders is limited to the purposes specified in the notice of meeting given by our company.

Advance Notice Provisions for Stockholder Nominations, Proxy Access and Stockholder Proposals. Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election of directors, or to bring other business before an annual meeting of stockholders.

The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors, or by a stockholder who has given timely written notice to our Secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors. The stockholder notice procedure provides that at an annual meeting only such business may be conducted as (1) is pursuant to the notice of meeting, (2) has been brought before the meeting by, or at the direction of, our board of directors or (3) has been brought before the meeting by a stockholder of record entitled to vote that has given timely written notice to our Secretary of such stockholder’s intention to bring proper business before the meeting. Under the stockholder notice procedure, for stockholder notice in respect of the annual meeting of our stockholders to be timely, such notice must be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.

Under the stockholder notice procedure, a stockholder’s notice to our company proposing to nominate a person for election as a director must contain certain information, including (1) the identity and address of the nominating stockholder, the class and number of shares of stock that are beneficially owned by such stockholder, and as to each person whom the stockholder proposes to nominate for election or reelection as a director, (2) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (3) a description of certain monetary agreements and material relationships between the nominating stockholder and the nominee, (4) a written questionnaire completed by the nominee with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made and (5) a written representation and agreement from the nominee that the nominee does not have certain conflicts of interest. Under the stockholder notice procedure, a stockholder’s notice relating to the conduct of business other than the nomination of directors must contain certain information about the proposed business and about the proposing stockholder, including a brief description of the business the stockholder proposes to bring before the meeting, the text of the proposed business, the reasons for conducting such business at such meeting, and any interest of such stockholder in the business so proposed. If the chairman of the meeting determines that a nomination or any business proposed to be brought before the meeting was not made or proposed, as the case may be, in accordance with the stockholder notice procedure, or the stockholder (or a qualified representative thereof) does not appear at the annual meeting in person or by proxy to present the nomination or proposal, then such defective proposal or nomination will be disregarded.

Our bylaws also include proxy access to allow eligible stockholders to include their own nominee or nominees for director in our proxy materials for an annual meeting of stockholders, along with the candidates nominated by the board of directors. Any stockholder or a group of up to 20 stockholders who have maintained continuous qualifying ownership of at least 3% of the shares of our outstanding common stock for at least the previous three years would be permitted to include up to 25% of the number of director nominees in our proxy materials for our annual meeting of stockholders. Under the proxy access procedure, for the stockholders’ notice in respect of the annual meeting of our stockholders to be timely, such notice must be delivered to our principal executive offices not earlier than 150 days and no later than 120 days before the anniversary of the date that we issued our proxy statement for the previous year’s annual meeting of stockholders.

Under the proxy access procedure, a stockholder’s notice to our company proposing to nominate a person for election as a director must contain the information required pursuant to the stockholder notice procedure outlined above, as well as a copy of the Schedule 14N that was filed with the SEC pursuant to Rule 14a-18 of the Exchange Act and all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The nominating stockholders also would be required to make certain representations to and agreements with us, including (1) lack of intent to change or influence control of Republic, (2) intent to maintain qualifying ownership through the annual meeting date, (3) complying with solicitation rules and assuming liabilities related to and indemnifying us against losses arising out of the nomination and (4) the accuracy and completeness of all facts, statements and other information provided to us. We would not be required to include a stockholder nominee in our proxy materials if, among other disqualifying activities and attributes, (a) the nominee is or becomes a party to any agreement or understanding with any person or entity other than Republic with respect to any direct or indirect compensation, reimbursement or indemnification in connection with the nominee’s service as a director, (b) the nominee is not independent, as determined by our board of directors, (c) the nominee’s election to the board of directors would cause us to violate our bylaws, Certificate or corporate governance guidelines, the rules and listing standards of the New York Stock Exchange, or any applicable state or federal law, rule or regulation, or (d) the nominee is or has been, within the past three years, an officer or director of a competitor. If the board of directors or the chairman of the meeting determines that a nomination was not made in accordance with the proxy access procedure or the stockholder (or a qualified representative thereof) does not appear at the annual meeting in person or by proxy to present the nomination, then such defective nomination will be disregarded.

Although our bylaws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or proper stockholder proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed.

Record Date Procedure for Stockholder Action by Written Consent. Our bylaws establish a procedure for the fixing of a record date in respect of corporate action proposed to be taken by our stockholders by written consent in lieu of a meeting. Our bylaws provide that any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting must, by written notice addressed to our Secretary, request the board of directors to fix a record date. Our bylaws state that our board of directors must adopt a resolution fixing such requested record date within 10 days after the date upon which the request is received. If our board of directors fails within 10 days after we receive such notice to fix a record date, the bylaws provide that the record date will be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to us unless prior action by our board of directors is required under the Delaware General Corporation Law (the “DGCL”), in which event the record date will be at the close of business on the date on which our board of directors adopts the resolution taking such prior action. Our bylaws also provide that nationally recognized independent inspectors of elections will promptly conduct a ministerial review of the validity of any written consents of stockholders duly delivered to us, and no action by written consent without a meeting will be effective until such date as the independent inspectors certify to us that the duly delivered consents represent at least the minimum number of votes that would be necessary to take the corporate action.

Stockholder Meetings. Our bylaws provide that our board of directors and the chairman of a meeting may adopt rules and regulations for the conduct of stockholder meetings as they deem appropriate (including the establishment of an agenda, rules relating to presence at the meeting of persons other than stockholders, restrictions on entry at the meeting after commencement thereof and the imposition of time limitations for questions by participants at the meeting).

Preferred Stock. Our Certificate authorizes our board of directors to provide for the issuance of shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

We believe that the ability of our board of directors to issue one or more series of preferred stock provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of the preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including in some cases where the present or potential issuance of shares could result in a 20 percent increase in the number of share of common stock outstanding or in the amount of voting securities outstanding. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, our board of directors may determine not to seek stockholder approval.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to the best interests of our company and stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Amendment of Certain Provisions of the Certificate of Incorporation and Bylaws. Under the DGCL, the stockholders of a corporation have the right to adopt, amend or repeal the bylaws and, with the approval of the board of directors, the certificate of incorporation of a corporation. In addition, if the certificate of incorporation so provides, the bylaws may be adopted, amended or repealed by the board of directors. Our Certificate provides that the bylaws may be amended or repealed by our board of directors.

Antitakeover Legislation. Section 203 of the DGCL provides that, subject to certain exceptions, a corporation shall not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless: (1) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or (3) on or subsequent to such time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person. Section 203 of the DGCL generally defines a “business combination” to include (i) any merger or consolidation involving the corporation and the interested stockholder, (ii) mergers and sales or other dispositions of 10% or more of the assets of the corporation with or to an interested stockholder, (iii) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (iv) certain transactions that would result in increasing the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder and (v) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the certificate of incorporation or stockholder-adopted bylaws may exclude a corporation from the restrictions imposed thereunder. Neither our Certificate nor our bylaws exclude our company from the restrictions imposed under Section 203 of the DGCL. We anticipate that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

DESCRIPTION OF WARRANTS

This section describes the general terms that apply to any warrants we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of warrants in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the applicable warrant agreement that we will enter into at the time of issue.

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

In addition to describing the specific terms of the warrants, the applicable prospectus supplement will contain a summary of material United States federal income tax consequences applicable to the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

This section describes the general terms that apply to any stock purchase contracts or stock purchase units we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of stock purchase contracts or stock purchase units in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the stock purchase contract agreement or stock purchase unit agreement, as applicable, that we will enter into at the time of issue and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number or amount of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, common securities, preferred securities, warrants or debt obligations of third parties, including United States Treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any stock purchase contracts or stock purchase units we may offer will describe the specific terms of the stock purchase contracts or stock purchase units it covers, including, if applicable, collateral or depositary arrangements. In addition to describing the specific terms of the stock purchase contracts or stock purchase units, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the stock purchase contracts or stock purchase units, as applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms that apply to any subscription rights we may offer in the future, to which a future prospectus supplement may relate. The following description and any description of subscription rights in the applicable prospectus supplement do not purport to be complete and are subject to and are qualified in their entirety by reference to the subscription rights agreement that we will enter into at the time of issue.

We may issue subscription rights to purchase common stock, preferred stock, debt securities or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase up to all of the securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will describe the specific terms of the subscription rights it covers. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each security that may be purchased per each subscription right;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	he extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

In addition to describing the specific terms of the subscription rights, the applicable prospectus supplement will contain a summary of certain United States federal income tax consequences applicable to the subscription rights.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered by this prospectus from time to time in one or more of the following ways:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents to the public or to institutional investors;

•	by pledge to secure debts and other obligations;

•	through the writing of options or other hedging or derivative transactions;

•	through a combination of any of these methods of sale; or

•	through any other method permitted pursuant to applicable law.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange, and we cannot assure you that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

Certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Covington & Burling LLP, Washington, D.C. Any underwriters will be advised about legal matters by their own counsel, who will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements of Republic Services, Inc. appearing in Republic Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of Republic Services, Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we urge you to review the copy of the contract or document that has been filed.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room and the procedure for obtaining copies.

The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents we file with the SEC, including the registration statement and the documents incorporated by reference into this prospectus, are available on that website at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol “RSG,” and you can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005. Certain information is also available on our website at http://www.republicservices.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses we will bear in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee	$(1)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees and expenses	(2)
Rating agency fees	(2)

Miscellaneous	(2)

Total	$(2)

(1)

Deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

(2)

These fees cannot be estimated at this time as they are calculated based on the securities offered and the number of issuances. An estimate of expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and to our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), and bylaws.

The Certificate provides that we shall indemnify, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), each person who is involved in any litigation or other proceeding because such person is or was a Republic director or officer or is or was serving at our request as a director, officer, employee or agent of another enterprise, against all expense (including attorney’s fees), loss or liability reasonably incurred or suffered in connection therewith. The Certificate provides that a person entitled to indemnification under the Certificate shall be paid expenses incurred in defending any proceeding in advance of its final disposition upon our receipt of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), however, indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Republic or another corporation, partnership, joint venture, trust or other enterprise. Under an insurance policy maintained by us, our directors and officers and the directors and officers of each of the co-registrants are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Certificate of Incorporation of Republic Services, Inc. (incorporated by reference to Exhibit 3.1 to Republic’s Quarterly Report on Form 10-Q for the period ended June 30, 1998).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Republic Services, Inc. (incorporated by reference to Exhibit 4.2 to Republic’s Registration Statement on Form S-8, Registration No. 333-81801, filed with the SEC on June 29, 1999).

4.3	Amended and Restated Bylaws of Republic Services, Inc. (incorporated by reference to Exhibit 3.3 to Republic’s Current Report on Form 8-K filed on May 9, 2016).

4.4	Common Stock Certificate of Republic Services, Inc. (incorporated by reference to Exhibit 4.4 to Republic’s Registration Statement on Form S-8, Registration No. 333-81801, filed with the SEC on June 29, 1999).

4.5*	Specimen Certificate of Preferred Stock.

4.6*	Certificate of Designation of Preferred Stock.

4.7	Indenture, dated as of November 25, 2009, by and between Republic Services, Inc. and U.S. Bank National Association, as trustee, including form of Debt Security (incorporated by reference to Exhibit 4.1 to Republic’s Current Report on Form 8-K filed on November 25, 2009).

4.8*	Form of Warrant Agreement, including form of Warrant Certificate.

4.9*	Form of Stock Purchase Contract Agreement, including form of Security Certificate.

4.10*	Form of Stock Purchase Unit Agreement, including form of Unit Certificate.

4.11*	Form of Subscription Rights Agreement, including form of Rights Certificate.

5.1**	Opinion of Covington & Burling LLP as to the legality of the securities being registered.

23.1**	Consent of Ernst & Young LLP.

23.2**	Consent of Covington & Burling LLP (contained in Exhibit 5.1).

24.1**	Powers of attorney (included in the signature pages to this registration statement).

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association with respect to the indenture, dated as of October 31, 2019.

*	To be filed by amendment or incorporated by reference in connection with the offering of securities registered hereby, as appropriate.
**	Filed herewith.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Republic Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on October 31, 2019.

REPUBLIC SERVICES, INC.

By:	/s/ Donald W. Slager
Donald W. Slager
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Donald W. Slager, Charles F. Serianni and Brian DelGhiaccio and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated on October 31, 2019.

Signature	Title

/s/ Donald W. Slager Donald W. Slager	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Charles F. Serianni Charles F. Serianni	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Brian A. Goebel Brian A. Goebel	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Manuel Kadre Manuel Kadre	Chairman of the Board of Directors

/s/ Tomago Collins Tomago Collins	Director

/s/ Thomas W. Handley Thomas W. Handley	Director

/s/ Jennifer M. Kirk Jennifer M. Kirk	Director

/s/ Michael Larson Michael Larson	Director

/s/ Kim S. Pegula Kim S. Pegula	Director

/s/ Ramon A. Rodriguez Ramon A. Rodriguez	Director

/s/ James. P. Snee James P. Snee	Director

/s/ John M. Trani John M. Trani	Director

/s/ Sandra M. Volpe Sandra M. Volpe	Director

/s/ Katharine B. Weymouth Katharine B. Weymouth	Director